Exhibit 99.1

Alberton Acquisition Corporation Provides an Update with Regards to The Merger

New York, April 14, 2022 (GLOBE NEWSWIRE) -- On April 13, 2022, Alberton Acquisition Corp. (the “Company”) was notified by SolarMax Technology, Inc., a Nevada corporation (“SolarMax”) that it intended to terminate an agreement and plan of merger, dated as of October 27, 2020 (as amended, the “Merger Agreement”) because it reasonably believed that the proposed merger (the “Merger”) between the Company and SolarMax would not be completed by April 26, 2022.

Under the current charter of the Company and pursuant to the Merger Agreement, the Company needs to complete its initial business combination on or before April 26, 2022. Additionally, as previously announced, the Company has obtained an extension from a Nasdaq Hearings Panel through April 26, 2022, to complete the Merger in order for the Company’s securities – units, ordinary shares, warrants and rights – to remain listed on Nasdaq. If the Merger is not completed, the Company’s securities will be suspended by Nasdaq promptly following April 26, 2022, or such earlier date as Nasdaq has determined that the Merger cannot be completed by April 26, 2022. Upon such trading suspension, the Company’s securities will be traded on the over-the-counter market. As of April 13, 2022, the registration statement on Form S-4 (file no. 333-251825, the “S-4”) with a proxy statement containing information about the Merger was not declared effective by the U.S. Securities and Exchange Commission (the “Commission”). If the Company cannot commence mailing of a definitive proxy statement on April 14, 2022, the Company will not be able to consummate the Merger by April 26, 2022 and will be forced to dissolve and liquidate.

About Alberton

Alberton is a British Virgin Islands blank check company, also commonly referred to as a Special Purpose Acquisition Company, or SPAC, formed for the purpose of effecting a merger, asset acquisition or other business combination with one or more businesses or entities. Alberton’s units, ordinary shares and warrants are currently listed on the Nasdaq Capital Market under the symbols “ALACU,” “ALAC” and “ALACW, respectively.

About SolarMax

SolarMax, a Nevada corporation, is an integrated solar energy company. Its principal executive offices are located at 3080 12th Street, Riverside, California 92507. SolarMax’ website is http://www.solarmaxtech.com. Any information contained on, or that can be accessed through, SolarMax’ website or any other website is not a part of this press release.

Additional Information about the Proposed Merger and Where to Find It

Alberton filed with the SEC a registration statement on Form S-4 (file no. 333-251825) with a proxy statement containing information about the proposed merger and the respective businesses of Alberton and SolarMax Technology, Inc., a Nevada corporation (“SolarMax”). Alberton will mail a final prospectus and definitive proxy statement and other relevant documents once the S-4 is declared effective. Alberton and SolarMax shareholders are urged to read the preliminary prospectus and proxy statement and any amendments thereto and the final prospectus and definitive proxy statement in connection with the solicitation of proxies for the special meetings to be held to approve the proposed transaction, because these documents will contain important information about Alberton, SolarMax and the proposed transaction. The final prospectus and definitive proxy statement will be mailed to shareholders of Alberton and SolarMax as of a record date to be established for voting on the proposed transaction. Shareholders will also be able to obtain a free copy of the proxy statement, as well as other filings containing information about Alberton without charge, at the SEC’s website (www.sec.gov) or by calling 1-800-SEC-0330. Copies of the proxy statement and other filings with the SEC can also be obtained, without charge, by directing a request to: Alberton Acquisition Corporation, Room 1001, 10/F, Capital Center, 151 Gloucester Road, Wanchai, Hong Kong.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” that involve risks and uncertainties that could cause actual results to differ materially from what is expected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks”, “may”, “might”, “plan”, “possible”, “should” and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements relate to future events or future results, based on currently available information and reflect Alberton management’s current beliefs. A number of factors could cause actual events or results to differ materially from the events and results discussed in the forward-looking statements. In addition, please refer to the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alberton’s S-4, its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q and all other filings with the Commission for additional information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements. Except as expressly required by applicable securities law, Alberton disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

Company Contact:

Gateway Group, Inc.

ALAC@gatewayir.com